Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP

May 1, 2023

T-Mobile US, Inc.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Ladies and Gentlemen:

We are acting as counsel to T-Mobile USA, Inc., a Delaware corporation (the “Company”), T-Mobile US, Inc., a Delaware corporation and the direct parent of the Company (“Parent”), the subsidiaries of the Company listed on Schedule I hereto (collectively with Parent, the “DE Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE Guarantors” and, collectively with the DE Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of Parent’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) shares of Parent’s preferred stock, par value $0.00001 per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) which may be issued by the Company and (iv) guarantees by one or more of the Guarantors of the Debt Securities (the “Debt Securities Guarantees”) (v) depositary shares, each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”), (vi) warrants representing rights to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), (vii) subscription rights (the “Rights”) entitling the holders thereof to purchase Common Stock, Preferred Stock or Depositary Shares, (viii) purchase contracts for the purchase of Securities (as defined below) (the “Purchase Contracts”) and (ix) units consisting of any combination of the Securities (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Debt Securities Guarantees, Depositary Shares, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities.” With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

One New York Plaza, New York, New York 10004—1980

T: +1.212.859.8000 friedfrank.com

Fried, Frank, Harris, Shriver & Jacobson LLP

May 1, 2023 Page 2

The Debt Securities and Debt Securities Guarantees may be issued from time to time pursuant to one or more supplemental indentures to the Indenture, dated as of September 15, 2022 (as supplemented to the date hereof, the “Indenture”), among the Company, Parent and Deutsche Bank Trust Company Americas, as trustee (any such supplemental indenture, a “Supplemental Indenture” and, collectively, the “Supplemental Indentures”). The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between Parent and a financial institution identified therein as the depositary (each, a “Depositary”). The Depositary may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share or multiple shares of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between Parent and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) and may be evidenced by subscription rights certificates (collectively, the “Rights Certificates”). The Purchase Contracts may be issued under one or more stock purchase agreements (each, a “Purchase Contract Agreement”) by and between Parent and a financial institution identified therein as the purchase contract agent. The Units may be issued under one or more securities purchase unit agreements (each, a “Unit Agreement”) by and between Parent and a financial institution identified therein as the unit agent. The Indenture, the Supplemental Indentures, any certificates evidencing Debt Securities and any notations of guarantee with respect to Debt Securities Guarantees, the Deposit Agreements, the Depositary Receipts, the Warrant Agreements, the Rights Agreements, the Rights Certificates, the Purchase Contract Agreements, the Unit Agreements, and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, the Guarantors and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements, representations and warranties contained in the Documents, certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Guarantors and others and assume compliance on the part of all parties to the Documents with their respective covenants and agreements contained therein.

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With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) all of the parties to the Documents (other than the Company and the DE Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) Parent will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares thereof registered pursuant to the Registration Statement; (iii) the parties to the Documents (other than the Company and the DE Guarantors) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iv) each of the Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the Company and the DE Guarantors); (v) each of the Documents constitutes a valid and binding obligation of all of the parties thereto (other than the Company and the Guarantors), enforceable against such parties in accordance with their respective terms and (vi) all of the parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of such shares of Common Stock by Parent (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of Parent or an authorized committee thereof (the “Parent Board”) in conformity with the Fifth Amended and Restated Certificate of Incorporation of Parent (the “Parent Certificate of Incorporation”) and the Seventh Amended and Restated Bylaws of Parent (the “Parent Bylaws”) and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent and (iii) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

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2.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Parent Certificate of Incorporation and the Parent Bylaws, (a) the Parent Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations with respect thereto in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities registered pursuant to the Registration Statement have been established in accordance with the Indenture and duly approved by the Board of Directors of the Company or an authorized committee thereof in conformity with the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by the Company, each Guarantor party thereto and each other party thereto, (iv) such Debt Securities have been duly executed, authenticated and issued in accordance with the Indenture and any applicable Supplemental Indenture and (v) such Debt Securities have been delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will constitute valid and binding obligations of the Company.

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4.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities Guarantees registered pursuant to the Registration Statement have been established in accordance with the Indenture and duly approved by the Member(s), Manager(s), General Partner(s), Board of Directors, other governing body or committee thereof, as applicable, of each Guarantor providing a guarantee thereof, in conformity with such Guarantor’s (x) Certificate of Incorporation, Articles of Incorporation, Certificate of Formation, Articles of Organization, Certificate of Organization or Certificate of Limited Partnership, as applicable and (y) Bylaws, Limited Liability Company Agreement, Limited Partnership Agreement or Member Control Agreement, as applicable (as each may be amended from time to time), and all other necessary corporate, partnership or limited liability company action on the part of such Guarantor has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on any of the Company or the Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any of the Company or the Guarantors, (iii) any relevant Supplemental Indenture has been duly authorized, executed and delivered by the Company, each Guarantor party thereto and each other party thereto, (iv) such Debt Securities Guarantees have been duly issued in accordance with the Indenture and any applicable Supplemental Indenture, (v) the corresponding Debt Securities have been duly executed, authenticated and issued in accordance with the Indenture and any applicable Supplemental Indenture and (vi) such Debt Securities have been delivered against payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, such Debt Securities Guarantees will constitute valid and binding obligations of the Guarantors.

5.

When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) in accordance with Section 151 of the DGCL and in conformity with the Parent Certificate of Incorporation and the Parent Bylaws, (a) the Parent Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the series of Preferred Stock related to the Depositary Shares (including any Depositary Shares duly issued upon the exercise of any Warrants exercisable for Depositary Shares) registered pursuant to the Registration Statement and adopted a Certificate of Designations with respect to such series of Preferred Stock in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such Depositary Shares (and the related series of Preferred Stock) have been established in conformity with the applicable Deposit Agreement and duly approved by the Parent Board in

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conformity with the Parent Certificate of Incorporation and the Parent Bylaws and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent, (iv) the applicable Deposit Agreement has been duly authorized, executed and delivered by Parent and the Depositary, (v) shares of the series of Preferred Stock related to such Depositary Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (vi) the Depositary Receipts evidencing such Depositary Shares have been duly issued against deposit of such shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement and delivered against payment therefor in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement and (vii) Parent has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

6.

When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by Parent and each other party thereto, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by Parent against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, (v) the terms of the Securities issuable upon exercise of the Warrants have been duly approved by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws as specified above, as applicable, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock, Preferred Stock or Depositary Shares, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof or Parent has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Warrants will constitute valid and binding obligations of Parent.

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7.

When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the Rights registered pursuant to the Registration Statement have been established by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent, (iii) the applicable Rights Agreement to be entered into in connection with the issuance of any Rights Certificates has been duly authorized, executed and delivered by Parent and each other party thereto, (iv) the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement; (vi) such Rights have been duly executed (in the case of certificated Rights) and such Rights have been delivered by Parent against payment, if any, therefor in accordance with the terms of the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement, if any, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, (v) the terms of the Securities issuable upon exercise of the Rights have been duly approved by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws as specified above, as applicable, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Rights have been properly reserved for issuance and (vii) upon exercise of such Rights into shares of Common Stock, Preferred Stock or Depositary Shares, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof or Parent has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Rights will constitute valid and binding obligations of Parent.

8.

When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Purchase Contracts registered pursuant to the Registration Statement have been established in conformity with the applicable Purchase Contract Agreement and duly approved by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent, (iii) the applicable Purchase Contract Agreement has been duly authorized, executed and

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delivered by Parent and each other party thereto, (iv) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements and (v) such Purchase Contracts have been executed (in the case of certificated Purchase Contracts) and delivered against payment therefor in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, such Purchase Contracts will constitute valid and binding obligations of Parent.

9.

When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Units registered pursuant to the Registration Statement have been established in conformity with the applicable Unit Agreement and duly approved by the Parent Board in conformity with the Parent Certificate of Incorporation and the Parent Bylaws and all other necessary corporate action on the part of Parent has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent, (iii) the applicable Unit Agreement has been duly authorized, executed and delivered by Parent and each other party thereto and (iv) the Units have been duly executed (in the case of certificated Units) and delivered against payment therefor in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, such Units will constitute valid and binding obligations of Parent.

The opinions set forth above are subject to the following qualifications:

(A)	We express no opinion as to the validity, binding effect or enforceability of any provision in any Document:

(i) relating to indemnification, contribution or exculpation;

(ii) relating to any purported waiver, release or variation of rights or other agreement to similar effect (collectively, a “Waiver”) by any party under any of the Documents to the extent such a Waiver is limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or ground for discharge or release of, or defense available to, an obligor generally or as a guarantor or co-obligor or otherwise available as a matter of law (including judicial decisions);

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(iii) relating to (a) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to any court other than a court of the State of New York or to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York or a federal court sitting in the State of New York, in each case, applying the choice of law rules of the State of New York, (c) service of process or (d) waivers of any rights to trial by jury;

(iv) specifying that provisions thereof may be modified or waived only in writing;

(v) purporting to give any person the power to accelerate obligations without notice to the obligor;

(vi) specifying that any person may exercise set-off or similar rights other than in accordance with applicable law;

(vii) relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities governed or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture; or

(viii) requiring that any unearned portion of any Debt Securities issued at a discount be paid upon acceleration or otherwise earlier than the stated final maturity.

(B) We express no opinion as to the validity, binding effect or enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Documents relating to waiver of stay, extension or usury laws.

(C) We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Document may be sought that limits the rates of interest legally chargeable or collectible.

(D) We express no opinion as to any agreement, instrument or other document referred to, or incorporated by reference in, any of the Documents, other than the Documents.

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May 1, 2023 Page 10

(E) Our opinions are subject to:

(i) bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

(F) Provisions in the Indenture or any Supplemental Indenture that provide that the Guarantors’ liability thereunder shall not be affected by actions or failures to act on the part of the holders or the trustee or by modifications or waivers of provisions of the guaranteed obligations, might not be enforceable if such actions, failures to act, modifications or waivers so change the essential nature of the terms and conditions of the guaranteed obligations that, in effect, a new contract has arisen between such recipient and the primary obligor on whose behalf the Debt Securities Guarantee was issued. We have assumed that (i) the obligations of each Guarantor under the Documents are necessary or convenient to the conduct, promotion or attainment of the business of each such Guarantor and (ii) consideration that is sufficient to support the agreements of each Guarantor under the Documents has been received by each such obligor.

The opinions expressed herein are limited to the laws of the State of New York and to the extent relevant, the DGCL, the Limited Liability Company Act of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Fried, Frank, Harris, Shriver & Jacobson LLP

May 1, 2023 Page 11

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule I

Subsidiary DE Guarantors

Entity	Jurisdiction of Organization
American Telecasting of Seattle, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
Clearwire Communications LLC	Delaware
Clearwire Legacy LLC	Delaware
Fixed Wireless Holdings, LLC	Delaware
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Nextel Retail Stores, LLC	Delaware
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware
NSAC, LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, LLC	Delaware
Sprint Capital Corporation	Delaware
Sprint Communications LLC	Delaware
Sprint LLC	Delaware
Sprint PCS Assets, L.L.C.	Delaware
Sprint Solutions LLC	Delaware
Sprint Spectrum LLC	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Innovations LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources LLC	Delaware
T-Mobile South LLC	Delaware
T-Mobile West LLC	Delaware
TMUS International LLC	Delaware
TVN Ventures LLC	Delaware
VMU GP, LLC	Delaware
WBSY Licensing, LLC	Delaware

I-1

Schedule II

Subsidiary Non-DE Guarantors

Entity	Jurisdiction of Organization
Clear Wireless LLC	Nevada
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Nextel South Corp.	Georgia
SprintCom LLC	Kansas

II-1